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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2006

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23634 Commission File Number	84-1079971 IRS Employer Identification Number
55 Madison Street, Suite 500 Denver, Colorado (Address of principal executive offices)		80206 (Zip Code)
(303) 293-2992 (Registrant's telephone number, including area code)
not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01 Other Events

        On February 2, 2006, KFx Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Jefferies & Company, Inc. as representative of the several underwriters named therein (collectively, the "Underwriters"). In accordance with the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters 7,000,000 shares of its common stock, par value $.001 per share, and grant the Underwriters an option to purchase up to an additional 1,050,000 shares of common stock to cover over-allotments. The Underwriters may exercise the option at any time in whole or part from time to time within 30 days after the date of the Underwriting Agreement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

  (d)
  Exhibits

Exhibit Number	Exhibit Title or Description
1.1	Underwriting Agreement dated February 2, 2006, between the Company and Jefferies & Company, Inc., as representative of the several underwriters named therein.
5.1	Opinion of Berenbaum, Weinshienk & Eason, P.C. regarding the legality of the Company's common stock.
23.1	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1)

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.
Date: February 3, 2006	By:	/s/ KEVIN R. COLLINS Kevin R. Collins Executive Vice President of Finance & Strategy and Chief Financial Officer

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KFx INC.
EXHIBIT INDEX

xhibit Number	Exhibit Title or Description
1.1	Underwriting Agreement dated February 2, 2006, between the Company and Jefferies & Company, Inc., as representative of the several underwriters named therein.
5.1	Opinion of Berenbaum, Weinshienk & Eason, P.C. regarding the legality of the Company's common stock.
23.1	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1)

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SIGNATURES